Amendment to the
Transfer Agency Agreement between
Curian Variable Series Trust and
Jackson National Asset Management, LLC

This Amendment is made by and between Curian Variable Series Trust, a Massachusetts business trust (“Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability corporation (“JNAM”).

Whereas, the Trust and JNAM entered into a Transfer Agency Agreement dated November 29, 2011, as amended (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds of the Trust (“Funds”) and the owners of record thereof.

Whereas, the parties have agreed to amend Exhibit A of the Agreement to add the following new Funds (“New Funds”) and to amend the name of the following Fund (“Fund Name Change”):

New Funds (effective September 16, 2013)
1)	Curian/American Funds® Global Growth Fund ;
2)	Curian/DoubleLine Total Return Fund;
3)	Curian Focused International Equity Fund;
4)	Curian Focused U.S. Equity Fund; and
5)	Curian/T. Rowe Price Capital Appreciation Fund.

Fund Name Change (effective September 16, 2013)
1)	From: Curian/UBS Global Long Short Income Opportunities Fund
To: Curian/UBS Global Long Short Fixed Income Opportunities Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the parties have caused this Amendment to be executed as of June 20, 2013, effective as of September 16, 2013.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Attest:	Curian Variable Series Trust

/s/ Kallie L. Thomas	By:	/s/ Diana R. Gonzalez
Kallie L. Thomas	Name:	Diana R. Gonzalez
	Title:	Assistant Vice President

Attest:	Jackson National Asset Management, LLC

/s/ Liza Hill	By:	/s/ Mark D. Nerud
Liza Hill	Name:	Mark D. Nerud
	Title:	President and CEO

Exhibit A
List of Funds as of September 16, 2013

Curian Guidance – Interest Rate Opportunities Fund
Curian Guidance – Multi-Strategy Income Fund
Curian Guidance – Equity Income Fund
Curian Guidance – Conservative Fund
Curian Guidance – Moderate Fund
Curian Guidance – Growth Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Conservative Fund
Curian Guidance – Institutional Alt 100 Moderate Fund
Curian Guidance – Institutional Alt 100 Growth Fund
Curian Guidance – International Opportunities Conservative Fund
Curian Guidance – International Opportunities Moderate Fund
Curian Guidance – International Opportunities Growth Fund
Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Real Assets Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Growth Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/Aberdeen Latin America Fund
Curian/American Funds® Global Growth Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Ashmore Emerging Market Small Cap Equity Fund
Curian/Baring International Fixed Income Fund
Curian/BlackRock Global Long Short Credit Fund
Curian/DFA U.S. Micro Cap Fund
Curian/DoubleLine Total Return Fund
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian Focused International Equity Fund
Curian Focused U.S. Equity Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Lazard International Strategic Equity Fund
Curian Long Short Credit Fund
Curian/Neuberger Berman Currency Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/Schroder Emerging Europe Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund

A-1

Curian/T. Rowe Price Capital Appreciation Fund
Curian/UBS Global Long Short Fixed Income Opportunities Fund
Curian/Urdang International REIT Fund
Curian/Van Eck International Gold Fund

A-2